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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-3094) of (i) our report dated March 8, 1996, except as to Notes 3 and 13 for which the date is April 25, 1996, on our audits of the consolidated financial statements of SS&C Technologies, Inc. and Subsidiaries and (ii) our report dated December 21, 1995 on our audits of the financial statements of Chalke Incorporated. We also consent to the references to our Firm under the captions "Selected Consolidated Financial Information" and "Experts."

                                          Coopers & Lybrand L.L.P.

Hartford, Connecticut

May 23, 1996